Exhibit 10.8

Bauer Performance Sports Ltd.
Second Amended and Restated Rollover Stock Option Plan
April 9, 2013

Bauer Performance Sports Ltd.
Second Amended and Restated Rollover Stock Option Plan
Article 1
PURPOSE

1.1	Purpose
The purpose of this Plan is to advance the interests of Bauer Performance Sports Ltd. (the ”Corporation”) by enhancing the ability of the Corporation and any corporations owned or controlled by the Corporation (each a “Subsidiary”) to retain those employees, managers and directors who, immediately prior to the Effective Date held options under the KBAU Holdings CI Limited Equity Incentive Plan (the “KBAU Plan”) through the substitution of Predecessor Options for Options governed by this Plan, to encourage such individuals to take into account the long-term corporate performance of the Corporation and the creation of shareholder value through their participation in the Corporation’s share capital by receiving Common Shares.
ARTICLE 2
INTERPRETATION

2.1	Definitions
When used herein the following terms have the following meanings, respectively:
“Affiliate” or “Affiliated”, with respect to any Person, means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person other than a natural Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).
“Associate”, where used to indicate a relationship with an individual, means (i) any partner of that individual, and (ii) the spouse of that individual and that individual’s children, as well as that individual’s relatives and that individual’s spouse’s relatives, if they share that individual’s residence.
“Black-Out Period” means the period during which designated directors, officers, employees and consultants of the Corporation and, if applicable, any Subsidiary, cannot trade Common Shares pursuant to the Corporation’s insider trading policy which is in effect and has not been otherwise waived by the Board at that time (which, for greater certainty, does not include the period during which a cease trade order is in effect to which the Corporation, or in respect of an Insider, that Insider, is subject).
“Board” means the board of directors of the Corporation.
“Cause” means, unless otherwise set forth in a Participant’s Option Agreement issued pursuant to the KBAU Plan or service agreement, (i) willful misconduct of the Participant with regard to the Corporation and its Affiliates which constitutes a material breach of any of his or her obligations set forth in any written agreement governing the terms of the Participant’s service with the Corporation and the Subsidiaries as the same may then be in effect and such breach, if curable, has not been cured within fifteen (15) days after written notice by the Corporation or a Subsidiary to the Participant; (ii) fraud, embezzlement, theft or other material dishonesty by the Participant with respect to the Corporation or any of its Affiliates; (iii) the Participant’s material breach of his or her fiduciary duties as an officer or manager of the Corporation or any of its Affiliates, or as an officer, trustee, director or other fiduciary of any pension or benefit plan of the Corporation or its Affiliates or willful misconduct which has, or could reasonably be expected to have, a material adverse effect upon the business, interests or reputation of the Corporation or any of its Affiliates and such breach or conduct, if curable, has not been cured within fifteen (15) days after written notice by the Corporation or a Subsidiary to the Participant; (iv) the Participant’s indictment for, or a plea of nolo contendere to, any felony or an analogous provision under the laws of a local jurisdiction; or (v) refusal or failure by the Participant to attempt in good faith to follow or carry out the reasonable written instructions of the Board which failure, if curable, does not cease within fifteen (15) days after written notice of such failure is given to the Participant by the Board. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interests of the Corporation. Notwithstanding the foregoing, to the extent that (x) the Participant is a party to a service agreement with the Corporation or any Subsidiary which includes an alternative definition of Cause or (y) an alternative definition of Cause is provided in the Participant’s Option Agreement, “Cause” shall have the meaning assigned thereto in such service agreement or Option Agreement; provided that any alternative definition of Cause in the Option Agreement shall govern and supersede any alternative definition of Cause in such service agreement to the extent of any inconsistencies between such definitions.
“Change of Control” means the occurrence of (i)  any transaction or series of related transactions, whether or not the Corporation is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Corporation’s voting power is owned directly, or indirectly through one or more entities, by any Person and its Affiliates, other than Kohlberg Stockholders and their Affiliates or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation other than in connection with an internal reorganization.
“Committee” has the meaning set forth in Section 3.2 of this Plan.
“Common Shares” means the common shares of the Corporation.
“Corporation” has the meaning set forth in Section 1.1 of this Plan.
“Date of Grant” means, for any Option, the date upon which the Predecessor Option was granted.
“Director” means a member of the Board.
“Effective Date” means March 10, 2011.
“Exercise Notice” means a notice in writing, in the form set out in Schedule B, signed by an Optionee and stating the Optionee’s intention to exercise a particular Option.
“Exercise Period” means the period of time during which an Option granted under this Plan may be exercised, provided, however, that the Exercise Period may not exceed 10 years from the relevant Date of Grant.

“Exercise Price” means the price at which a Common Share may be purchased pursuant to the exercise of an Option.
“Insider” has the meaning given to such term in the Securities Act (Ontario), as such legislation may be amended, supplemented or replaced from time to time.
“KBAU Plan” has the meaning set forth in Section 1.1 of this Plan.
“Kohlberg Stockholders” means Kohlberg Investors VI, L.P. and Affiliates.
“Officer” means an officer of the Corporation.
“Option” means a non-assignable, non-transferable (other than as contemplated in Section 3.6 of this Plan) right to purchase Common Shares under this Plan.
“Option Agreement” means a signed, written agreement between an Optionee and the Corporation evidencing the terms and conditions on which an Option has been granted, substantially in the form attached hereto at Schedule “A”.
“Optionee” means a Participant who has been granted one or more Options.
“Original Optionee” has the meaning set forth in Section 3.6 of this Plan.
“Participant” means a Person who, immediately prior to the Effective Date, held a Vested Share Option as such term is defined under the KBAU Plan.
“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.
“Plan” means this Second Amended and Restated Rollover Stock Option Plan as it may be further amended or amended and restated from time to time.
“Predecessor Option” means an option granted to a Participant under the KBAU Plan that was outstanding immediately prior to the IPO Effective Time.
“Proportionate Voting Shares” means the proportionate voting shares of the Corporation.
“Subsidiary” has the meaning set forth in Section 1.1 of this Plan.
“Successor Corporation” means, for purposes of Section 5.3, the issuer of the shares or other securities into which the Common Shares are reclassified or reorganized, or otherwise changed into or exchanged for, or the Person resulting or continuing from a consolidation, merger or amalgamation as contemplated in Section 5.3.
“Termination Date” means in the case of an Optionee whose employment or term of office with the Corporation or any Subsidiary terminates in the circumstances set out in Subsection 4.9(b) or 4.9(c), the date that is designated by the Corporation or any Subsidiary, as the last day of the Optionee’s employment or term of office with the Corporation or such Subsidiary, provided that in the case of termination of employment or term of office by voluntary resignation by the Optionee, such date shall not be earlier than the date notice of resignation was given, and “Termination Date” specifically does not mean the date on which any period of reasonable notice that the Corporation or any Subsidiary may be required at law to provide to the Optionee would expire.
“Trading Day” means any day on which the TSX is opened for trading.
“TSX” means the Toronto Stock Exchange.

2.2	Interpretation

(a)
Whenever the Board or, where applicable, the Committee is to exercise discretion in the administration of the terms and conditions of this Plan, the term “discretion” means the sole and absolute discretion of the Board or the Committee, as the case may be.

(b)	As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

(c)	Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d)	The words “including” and “includes” mean “including (or includes) without limitation”.

(e)	Unless otherwise specified, all references to money amounts are to Canadian currency.

(f)
In the case of an individual who was granted Options and who has transferred such Options to the Registered Retirement Savings Plan or the Registered Retirement Income Fund of which he is the annuitant, or to a corporation of which he is the sole shareholder, or to a family trust of which he is the trustee or beneficiary, such individual shall be the Participant or the Optionee for the purposes of the definitions “Disabled”, “Disability” and “Termination Date” and also for the purpose of the death of the Participant or Optionee.

ARTICLE 3
ADMINISTRATION

3.1	Administration
Subject to Section 3.2, this Plan will be administered by the Board and the Board has sole and complete authority, in its discretion, to:

(a)	interpret this Plan and any Option Agreement and adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan; and

(b)
make all other determinations, settle all controversies and disputes that may arise under this Plan and take all other actions necessary or advisable for the implementation and administration of this Plan.

The Board’s determinations and actions under this Plan are conclusive and binding on the Corporation and all other Persons. The day-to-day administration of this Plan may be delegated to such officers and employees of the Corporation as the Board determines.

3.2	Delegation to Committee
To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board (the “Committee”) all or any of the powers conferred on the Board under this Plan. In such event, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive.
No member of the Board or of the Committee shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of this Plan or any Options granted hereunder, nor shall any member of the Board be liable for any action or determination taken or made in good faith by the Committee or a member thereof.

3.3	Eligibility
All Participants are eligible to participate in this Plan. The extent to which any Participant is entitled to receive Options governed by this Plan will be determined based on the number of Predecessor Options held by the Participant immediately prior to the Effective Date as determined by the Board in its sole and absolute discretion.

3.4	Total Common Shares Subject to Options

(a)
There is a maximum of 5,119,815 Common Shares reserved for issuance under this Plan. At all times, the Corporation will reserve and keep available a sufficient number of Common Shares to satisfy the requirements of all outstanding Options granted under this Plan.

(b)
No Option may be granted if such grant would have the effect of causing the total number of Common Shares subject to Options to exceed the total number of Common Shares reserved for issuance pursuant to the exercise of Options and set forth in Subsection 3.4(a).

(c)	No Option may be granted under this Plan other than in substitution for Predecessor Options.

3.5	Option Agreements
All grants of Options under Section 4.1 of this Plan will be evidenced by Option Agreements. Such Option Agreements will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan, applicable law and the rules of the TSX or other stock exchange upon which the Common Shares are listed and any other provisions that the Board may, in its discretion, determine. Any one Director or Officer is authorized and empowered to execute and deliver, for and on behalf of the Corporation, an Option Agreement to each Optionee.

3.6	Non-transferability
Subject to Section 4.9 and except as specifically provided in an Option Agreement approved by the Board, Options granted under this Plan may only be exercised during the lifetime of the Optionee by such Optionee personally. No sale, assignment, encumbrance or other transfer of Options, whether voluntary, involuntary, by operation of law or otherwise (other than upon the death of the Optionee), vests any interest or right in such Options whatsoever in any assignee or transferee (except that an Optionee may transfer Options to Registered Retirement Savings Plans or Registered Retirement Income Funds of which he is the annuitant, to a corporation in respect of which the Optionee is the sole shareholder or to a family trust for bona fide estate planning purposes, in each case, with the prior written approval of the Corporation) and immediately upon any assignment or transfer, or any attempt to make the same, such Options will terminate and be of no further force or effect. If any Optionee (the “Original Optionee”) has transferred Options to a Registered Retirement Savings Plan or a Registered Retirement Income Fund or a corporation or a family trust pursuant to this Section 3.6, such Options will terminate and be of no further force or effect if at any time the Original Optionee should cease to be the annuitant of such Registered Retirement Savings Plans or Registered Retirement Income Funds or cease to own all of the issued shares of such corporation or cease to be a trustee or a beneficiary of the family trust, as the case may be, other than by reason of death, in which case the provisions of Section 4.9 shall apply, mutatis mutandis.
ARTICLE 4
GRANT OF OPTIONS

4.1	Grant of Options
The Board may, from time to time by resolution, subject to the provisions of this Plan (including Appendix 1 hereto which is applicable to Participants whose compensation is subject to Section 409A of the United States Internal Revenue Code of 1986, as amended, notwithstanding the other provisions of this Plan) and such other terms and conditions as the Board may prescribe, grant Options to the Participants. The number of Options granted to a Participant under this Plan shall be set with reference to the Exercise Price such that the total in the money value of all Options granted to a Participant under this Plan shall be equal to the total in the money value of such Participant’s Predecessor Options immediately prior to the Effective Date.

4.2	Exercise Price
The Exercise Price for Common Shares that are the subject of any Option shall be fixed by the Board or the Committee, as the case may be, when such Option is granted, and shall be set with reference to the total in the money value of options granted to the Participant under the KBAU Plan.

4.3	Expiration of Options
Subject to any accelerated termination as set forth in this Plan (including, without limitation, as provided in Section 4.9), each Option expires on the 10th anniversary of the Date of Grant. Unless otherwise determined by the Board or the Committee, all unexercised Options shall be cancelled at the expiry of such Options.
Should the expiration date for an Option fall within a Black-Out Period or within nine Trading Days following the expiration of a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth Trading Day after the end of the Black-Out Period, such tenth Trading Day to be considered the expiration date for such Option for all purposes under this Plan. Notwithstanding Article 6 hereof, the ten Trading Day period referred to in this Section 4.3 may not be extended by the Board.

4.4	Grants of Options to U.S. Taxpayers
Notwithstanding any other provision of this Plan, the terms of the Options granted to any Optionee who is a U.S. Taxpayer (including the number of Common Shares subject to the Option and the Exercise Price therefor) shall be determined in accordance with the provisions of Section 409A and the regulations thereunder in a manner intended to keep the Predecessor Options as adjusted and converted into the Options exempt from Section 409A.

4.5	Vesting
All Options awarded under the Plan shall be vested immediately in each Participant. Unless otherwise specified in the Option Agreement entered into in connection with the grant of such Option, an Option will be capable of exercise on vesting.

4.6	Conditions of Exercise and Exercise Period
An Option remains exercisable until expiration or termination of the Option in accordance with the Plan, unless otherwise specified by the Board in the Option. Each Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Common Shares with respect to which it is then exercisable. For greater certainty, no Option shall be exercised by a Participant during a Black-Out Period. Subject to the provisions of this Plan and any Option Agreement, Options shall be exercised by the Participant delivering to the Corporation a fully completed Exercise Notice together with a bank draft or certified cheque in an amount equal to the aggregate Exercise Price of the Common Shares to be purchased plus an amount sufficient to cover the withholding taxes payable on the exercise of such Options.

4.7	Payment of Exercise Price
No Common Shares will be issued or transferred until full payment for the Common Shares to be purchased and an amount sufficient to cover any withholding taxes payable on the exercise of such Options (to the extent required to be withheld by the Corporation) has been received by the Corporation. As soon as practicable after receipt of any Exercise Notice, along with such full payment, the Corporation will forthwith cause the transfer agent and registrar of the Common Shares to deliver to the Optionee a certificate or certificates in the name of the Optionee or a statement of account, at the discretion of the Optionee, representing in the aggregate the purchased Common Shares.

4.8	Use of an Administrative Agent and Trustee
The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Options granted under this Plan and to act as trustee to hold and administer the assets that may be held in respect of Options granted under this Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Options granted to each Optionee under this Plan as well as records showing any assignments or transfers of Options by an Optionee as permitted under Section 3.6. The administrative agent shall be permitted to arrange a broker assisted “cashless exercise”, including a “short sale” for such number of Common Shares to be sold as is necessary to raise an amount equal to the amount specified in Section 4.7, and to cause the proceeds from the sale of such Common Shares to be delivered to the Corporation along with the Exercise Notice, promptly following which the Corporation shall issue the Common Shares underlying the number of Options exercised in the account designated by the administrative agent, acting on the instructions of the Participant.

4.9	Termination of Service

(a)
All Options held by the Participant shall terminate automatically upon the termination of the Participant’s service with the Company or any of its Subsidiaries for any reason other than as set forth in Section 4.9(b).

(b)	In the case of a termination of the Participant’s service by reason of (A) termination by the Company or any of its Subsidiaries other than for Cause, (B) the Participant’s death, or (C)

voluntary resignation or for ceasing to be a Director or a director of a Subsidiary, at any time during the ninety (90) day period commencing on the date of such termination of service (or, if earlier, the Termination Date), the Participant (or his or her executor or administrator, or the Person or Persons to whom the Participant’s Share Options are transferred by will or the applicable laws of descent and distribution) will be eligible to exercise his Options and upon the 90th day following such termination of service (or, if earlier, the Termination Date) any Options that have not been exercised shall automatically terminate.

(c)
For greater certainty, where an Optionee’s employment or term of office terminates by reason of termination by the Corporation or any Subsidiary for Cause, then any Options held by the Optionee immediately expire and are cancelled on the Termination Date.

(d)
For the purposes of the Plan, an Optionee shall not be deemed to have terminated service where: (i) the Optionee remains in employment or office within or among the Corporation or any Subsidiary or (ii) the Optionee is on a leave of absence approved by the Board.

4.10	Discretion to Permit Exercise
Notwithstanding any other provisions of this Plan, the Board may, in its discretion, at any time prior to or in connection with the Optionee’s termination of service, permit the exercise of any or all Options held by the Optionee in the manner and on the terms authorized by the Board, provided that, subject to an extension pursuant to Section 4.3 resulting from a Black-Out Period, the Board will not, in any case, authorize the exercise of an Option pursuant to this Section beyond the 10-year expiration of the Exercise Period of the particular Option.

4.11	Change of Control
Except as otherwise set forth in any Option Agreement, in the event of any Change of Control transaction, the Board may provide for substitute or replacement options of similar value from, or the assumption of outstanding Options by, the acquiring or surviving entity, any such substitution, replacement or assumption to be on such terms as the Board in good faith determines; provided, however, that in the event of a Change of Control transaction the Board may take, as to any outstanding Option, any one or more of the following actions:

(a)	provide that any or all Options shall thereupon terminate; provided that any such outstanding Options shall remain exercisable until consummation of such Change of Control; and

(b)	terminate any Option where the Exercise Price of such Option is equal to or greater than the fair market value of a Common Share, as determined in the sole discretion of the Board.

4.12	Conditions of Exercise
Each Optionee will, when requested by the Corporation, sign and deliver all such documents relating to the granting or exercise of Options which the Corporation deems necessary or desirable.
ARTICLE 5
SHARE CAPITAL ADJUSTMENTS

5.1	General

The existence of any Option does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, plan of arrangement, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, Proportionate Voting Shares, Common Shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Section would have an adverse effect on this Plan or any Option granted hereunder.

5.2	Reorganization of the Corporation’s Capital

(a)
In the event of any subdivision of the Common Shares into a greater number of Common Shares at any time after the grant of an Option to a Optionee and prior to the expiration of the Exercise Period of such Option, the Corporation will deliver to such Optionee at the time of any subsequent exercise of such Option in accordance with the terms hereof in lieu of the number of Common Shares to which such Optionee was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Common Shares as such Optionee would have held as a result of such subdivision if on the record date thereof the Optionee had been the registered holder of the number of Common Shares to which such Optionee was theretofore entitled upon such exercise.

(b)
In the event of any consolidation of Common Shares into a lesser number of Common Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the Exercise Period of such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of such Option in accordance with the terms hereof in lieu of the number of Common Shares to which such Optionee was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Common Shares as such Optionee would have held as a result of such consolidation if on the record date thereof the Optionee had been the registered holder of the number of Common Shares to which such Optionee was theretofore entitled upon such exercise.

5.3	Other Events Affecting the Corporation
If, at any time prior to the expiration of the Exercise Period of such Option, the Common Shares shall be reclassified, reorganised or otherwise changed into or exchanged for a different number or class of shares or other securities of the Corporation or of a Successor Corporation (otherwise than as specified in Section 5.1 and Section 5.2 hereof), or the Corporation shall consolidate, merge or amalgamate with or into another Person, the Optionee will, subject to the provisions of Article 6 hereof, be entitled to receive at the time of any subsequent exercise of such Option in accordance with the terms hereof and will accept in lieu of the number of Common Shares then subscribed for an aggregate consideration payable therefor, adjusted, if necessary, to preserve proportionately the rights and obligations of the Optionee, the aggregate number of shares of the appropriate class or other securities of the Corporation or the Successor Corporation (as the case may be) or other consideration from the Corporation or the Successor Corporation (as the case may be) that such Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or exchange of shares or, subject to the provisions of Article 6 hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change or exchange of shares or the effective date of such consolidation, merger or amalgamation, as the case may be, such Optionee had been the registered holder of the number of Common Shares to which such Optionee was immediately theretofore entitled upon such exercise.

5.4	Distribution to Securityholders
If, at any time prior to the expiration of the Expiration Period of such Option, the Corporation makes a distribution to all holders of Common Shares of shares or other securities, cash, evidences of indebtedness or other assets in the capital of the Corporation (excluding a regular ordinary course dividend in cash or Common Shares, but including common shares or equity interests in a subsidiary or business unit of the Corporation or one of its Subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit), or should the Corporation effect any transaction or change having a similar effect, then the Exercise Price, or the number of Common Shares to which the Optionee is entitled upon exercise of Options, or any combination thereof, will be adjusted to take into account such distribution, transaction or change. Subject to the TSX approval, the Board will determine the appropriate adjustments to be made in such circumstances in order to maintain the Optionee’s economic rights in respect of their Options in connection with such distribution, transaction or change.

5.5	Issue by Corporation of Additional Common Shares or Proportionate Voting Shares
Except as expressly provided in this Article 5, neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to: (i) the number of Common Shares that may be acquired on the exercise of any outstanding Options, or (ii) the Exercise Price of any outstanding Options.

5.6	Fractions
No fractional Common Shares will be issued on the exercise of an Option. Accordingly, if, as a result of any adjustment pursuant to this Article 5, an Optionee would become entitled to a fractional Common Share, the Optionee has the right to acquire only the adjusted number of whole Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.

5.7	Other Conditions of Exercise
The Plan and each Option are subject to the requirement that if at any time the Board determines that the listing, registration or qualification of the Common Shares subject to such Option upon any stock exchange or under any provincial, state or federal law, or the consent or approval of any governmental body or stock exchange or of the holders of the Common Shares generally, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of Common Shares thereunder, no such Option may be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board. The Optionees shall, to the extent applicable, cooperate with the Corporation in relation to such listing, registration, qualification, consent or other approval and shall have no claim or cause of action against the Corporation or any of its directors or officers as a result of any failure by the Corporation to obtain or to take any steps to obtain any such registration, qualification or approval.
ARTICLE 6
AMENDMENT OR DISCONTINUANCE OF THE PLAN

Subject to compliance with the applicable rules of the TSX, the Board may from time to time amend, suspend or terminate this Plan, or the terms of any previously granted Option, without obtaining the approval of shareholders of the Corporation, provided that no such amendment to the terms of any previously granted Option may, except as expressly provided in the Plan, or with the written consent of the Optionee, adversely alter or impair the terms or conditions of such Option previously granted to such Optionee under this Plan.
Any amendment to this Plan, or to the terms of any Option previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange, including receipt of any required approval from such governmental entity or stock exchange.
If this Plan is terminated, the provisions of this Plan and any administrative guidelines or other rules adopted by the Board and in force at the time of such termination shall continue in effect as long as any Options under the Plan or any rights pursuant thereto remain outstanding. Notwithstanding such termination of the Plan, the Board may make any amendments to the Plan or to the terms of any outstanding Options that it would be entitled to make if the Plan were still in effect.
ARTICLE 7
MISCELLANEOUS PROVISIONS

7.1	Legal Requirement
This Plan, and the Options granted under this Plan, shall at all times be subject to the ongoing requirements of applicable law and the rules of the TSX or other stock exchange upon which the Common Shares are listed.
The Corporation is not obligated to grant any Options, issue any Common Shares or other securities, make any payments or take any other action if, in the opinion of the Board, in its sole discretion, such action would constitute a violation by a Participant or the Corporation of any provision of any applicable statutory or regulatory enactment of any government or government agency.

7.2	Conformity to Plan
In the event that an Option is granted or an Option Agreement is executed which does not conform in all particulars with the provisions of this Plan, or purports to grant Options on terms different from those set out in this Plan, the Option, or the grant of such Option shall not be in any way void or invalidated, but the Option so granted will be adjusted to become, in all respects, in conformity with this Plan.

7.3	Optionee’s Entitlement
Except as otherwise provided in this Plan, Options previously granted under this Plan, whether or not then vested or exercisable, are not affected by any change in the ownership of the Corporation.

7.4	Expenses
All fees and expenses incurred by the Corporation in connection with this Plan shall be borne by the Corporation. All expenses incurred by a Participant in connection with a grant or exercise of Options, including all fees and expenses of financial or legal advisors retained by such Participant in connection therewith, shall be borne by the Participant.

7.5	Withholding Taxes

The exercise of each Option granted under this Plan is subject to the condition that if at any time the Corporation determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Corporation. In such circumstances, the Corporation may require that an Optionee pay to the Corporation, in addition to and in the same manner as the Exercise Price for the Common Shares, such amount as the Corporation is obliged to remit to the relevant taxing authority in respect of the exercise of the Option. Any such additional payment is due no later than the date as of which any amount with respect to the Option must be withheld by the Corporation.

7.6	Rights of Participant/Optionee
The granting of any Option is not to be construed as giving an Optionee a right to remain in the employ of the Corporation or any Subsidiary. No Optionee has any rights as a shareholder of the Corporation in respect of Common Shares issuable on the exercise of rights to acquire Common Shares under any Option (including the payment of dividends or other distributions) until the allotment and issuance to the Optionee of a certificate or certificates in the name of the Optionee or a statement of account, at the discretion of the Optionee, representing such Common Shares. The loss of existing or potential profit in Options granted under this Plan will not constitute an element of damages in the event of termination of an Optionee’s employment or service in any office or otherwise.

7.7	Indemnification
Every Director or member of the Committee will at all times be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such Director or member of the Committee may sustain or incur by reason of any action, suit or proceeding, taken or threatened against such Director or member of the Committee, otherwise than by the Corporation, for or in respect of any act done or omitted by such Director or member of the Committee in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgment rendered therein. This shall be in addition to any indemnification agreement between the Corporation and the Directors.

7.8	Participation in this Plan
The participation of any Participant in this Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in this Plan. In particular, participation in this Plan does not constitute a condition of employment nor a commitment on the part of the Corporation or any Subsidiary to ensure the continued employment of such Participant or Optionee. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Common Shares. Neither the Corporation nor any Subsidiary assumes any responsibility for the income or other tax consequences resulting to the Optionees and they are advised to consult with their own tax advisors.

7.9	Effective Date
This Plan was initially adopted by the Board on March 10, 2011 and amended on May 25, 2012 and further amended on April 9, 2013. Should any changes to this Plan be required by any securities commission or other governmental body of any jurisdiction of Canada to which this Plan has been submitted or by any stock exchange on which the Common Shares may from time to time be listed, such changes will be made to this Plan as are necessary to conform with such requests and, if such changes are approved by the Board, this Plan, as amended, will remain in full force and effect in its amended form as of and from that date.

7.10	Governing Law
This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

APPENDIX 1
US TAXPAYER EMPLOYEES
The terms of the Plan are hereby modified with respect to those Participants who are subject to income taxation under the laws of the U.S.:
SPECIAL APPENDIX
to the
Bauer Performance Sports Ltd.
Second Amended and Restated Rollover Stock Option Plan

Special Provisions Applicable to Participants Subject to
Section 409A of the United States Internal Revenue Code
This Appendix sets forth special provisions of the Bauer Performance Sports Ltd. Second Amended and Restated Rollover Stock Option Plan (the “Plan”) that apply to Participants whose compensation is subject to section 409A of the United States Internal Revenue Code of 1986, as amended. Terms defined in the Plan and used herein and in any Option Agreement applicable to any Option issued under the Plan shall have the meanings set forth in the Plan document, as amended from time to time.
1.    Definitions.
For purposes of this Appendix:

(a)	“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding regulatory guidance thereunder.

(b)	“Section 409A” means section 409A of the Code.

(c)	“Separation From Service” shall have the meaning as set forth in United States Treasury Regulation Section 1.409A 1(h).

(d)	“US Taxpayer” means a Participant whose compensation from the Corporation or any of its Affiliates is subject to Section 409A.
2.    Non-qualified stock options; Exemption from Section 409A.
Options granted to US Taxpayers are not intended to satisfy the requirements of Code Section 422 as “incentive stock options.” Notwithstanding any provision of the Plan to the contrary, it is intended that Options granted under the Plan to US Taxpayers be exempt from Section 409A, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Each US Taxpayer is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such US Taxpayer in connection with the Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any Affiliate of the Corporation shall have any obligation to indemnify or otherwise hold such US Taxpayer (or any beneficiary) harmless from any or all of such taxes or penalties.

3.    Expiry of Option/Trading Blackouts.
Notwithstanding any provision of the Plan and any provisions of the Option Agreement to the contrary, Options granted to US Taxpayers may not be exercised under any circumstance following the 10th anniversary of the Date of Grant.
4.    Use of Trust
Notwithstanding Section 4.8 of the Plan, no trust shall be established or funded with respect to Options granted to US Taxpayers if such trust would cause such Options to be treated as other than a stock right described in Treasury Regulation Section 1.409A-1(b)(5)(i)(A) or (B).
5.    Adjustments to Options.
Notwithstanding Article IV and Article V of the Plan or any provision of the Option Agreement to the contrary, in connection with the adjustment and conversion of the Predecessor Options contemplated in Sections 4.1 and 4.2 of the Plan, and any subsequent adjustment to the Options, the number of Shares deliverable on the exercise of an Option held by a US Taxpayer and the Exercise Price of an Option held by a US Taxpayer shall be adjusted in a manner intended to keep the Options exempt from Section 409A.
6.    Amendment of Appendix.
The Board shall retain the power and authority to amend or modify this Appendix to the extent the Board in its sole discretion deems necessary or advisable to comply with any guidance issued under Section 409A. Such amendments may be made without the approval of any US Taxpayer.
7.    Non-transferability of Awards.
Notwithstanding Section 3.6 or 4.9 or any other provision of the Plan, except as otherwise set forth in the applicable Option Agreement, no Option or any interest or participation therein may be transferred (other than by will or by the laws of descent and distribution) if such transfer would be treated as a “modification” of such Option for purposes of the Code.

SCHEDULE A
NOTICE OF SUBSTITUTION
[Name & Address]     [Date]
Dear [Name]:
In connection with the exchange of your options to acquire common shares of KBAU Holdings CI Limited granted to you on April 16, 2008 (the “Predecessor Options”) for Options to acquire Common Shares of Bauer Performance Sports Ltd., effective ______________, your Predecessor Options will be cancelled and substituted for Options to acquire          Common Shares at a price of Cdn.$______ per Common Share.
Your Options are fully vested.
Your Options are subject to the provisions of the Plan, a copy of which is enclosed. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan. In the event of any discrepancy or conflict between this Notice of Exchange and the Plan text, as amended from time to time in accordance with the terms thereof, the Plan text shall govern.
Subject to earlier termination in accordance with the Plan, the Expiry Date of your Options is the 10th anniversary of the Date of Grant. The Date of Grant is the date on which your Predecessor Options were granted to you.
You should carefully review the terms and conditions of the Plan and seek advice from your legal and other advisors, prior to exercising your Options.
The Option exchange described above is strictly confidential and the information concerning the number or price of Common Shares subject to your Options granted under this Notice of Substitution should not be disclosed to anyone.
If you have any questions about the Plan or your Options, please contact ●.
Please sign and return a copy of this Notice of Substitution to ●.
Yours sincerely,

* * * * *

To Bauer Performance Sports Ltd. and Kohlberg Sports Group Inc.:
I acknowledge receipt of this Notice of Substitution, a copy of the Plan (including all the schedules to the Plan), and agree to be bound by the terms thereof. By accepting this grant, I acknowledge the termination of all Predecessor Options granted to me under the KBAU Holdings CI Limited Equity Incentive Plan in exchange for the substituted Options. Further, I represent and warrant to the Corporation that my participation in the Plan is voluntary and has not been induced by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable.
DATED this _____ day of _______________, 20___.
_________________________________

Name (please print)
_________________________________

Signature

SCHEDULE B
Stock Option Plan Exercise Notice Form
I, __________________________________________________________, hereby exercise the option
(print name)
to purchase _____________________ Common Shares of Bauer Performance Sports Ltd. (the ”Corporation”) at a purchase price of Cdn$_____________ per Common Share of the Corporation. This Exercise Notice is delivered in respect of the option to purchase _________________ Common Shares of the Corporation that was granted to me on _______________________________________ pursuant to the Option Agreement entered into between the Corporation and me.
In connection with the foregoing, I either (check one):
( )    (i) enclose cash, a certified cheque, bank draft or money order payable to the Corporation in the amount of $____________________ as full payment for the Common Shares to be received upon exercise of the Option and the applicable withholding taxes; or
( )    (ii) requests that the board of directors of the Corporation (the “Board”) authorizes the exercise of the Option in another manner and on such other terms in accordance with the Board’s discretion under the Plan.

Date	Optionee’s Signature
(Print name)